LINEAR GOLD CORP

ApolloGold



Proposed Merger of Apollo Gold Corporation and Linear Gold Corp. Creating an Emerging Canadian Mid-Tier Gold Producer

Investment Highlights:

Gold Production Growth

- Annual gold production is expected to grow from ~100,000 ounces from Apollo's Black Fox Mine in 2010 to over 180,000 ounces of gold for the combined company with the expected start up of Linear's Box Deposit in 2013.

Excellent Development Pipeline in Low-Risk Jurisdictions

- The combined company will have a complementary suite of value creating assets, ranging from early stage exploration projects to a producing mine, all of which are located in relatively low-risk operating jurisdictions.

Increased Gold Reserves & Exploration Upside

- Combined Proven and Probable Reserves will total 2.3 million ounces of gold, contained within 31.9 million tonnes at an average gold grade of 2.3 g/t. The combined company will also have Measured & Indicated Resources, excluding reserves, of 11.8 million tonnes at a gold grade of 2.6 g/t and Inferred Resources of 16.5 million tonnes at 2.4 g/t.
- The Black Fox Mine and adjacent properties, and the Goldfields Project have upside for resource additions from further drilling.

Strengthened Financial Position

- Since the merger announcement on March 9, 2010, Apollo has reduced indebtedness under the US$70 million Black Fox Project Facility to US$51.8 million, using US$10 million from the proceeds of Linear's C$25 million private placement in Apollo and US$8.2 million from the closing out of in-the-money Canadian dollar hedges. These transactions have reduced annual interest payments by US$1.3 million. Upon closing of the merger, the combined company will repay an additional US$10 million of project debt and plans to reduce debt to US$35 million by the end of 2010.
- The significantly de-leveraged balance sheet is expected to enhance future cash available for exploration and development activities while positioning the combined company to capitalize future strategic growth opportunities.

Strong Board of Directors and Experienced Management Team

- The combined company, to be led by Wade K. Dawe, Linear's CEO and President, is currently recruiting an experienced Chief Operating Officer who will oversee the ongoing operations of Apollo's Black Fox Mine and spearhead the development of Linear's Box deposit at the Goldfields Project.
- The Board of Directors will consist of 3 Linear nominees, 3 Apollo nominees, and one mutually agreed upon independent technical director.

Improved Market Access

- As part of the merger, Apollo and Linear believe that it is in the best interests of the combined company to adopt a new company name and to implement a share consolidation. The terms of the consolidation are anticipated to be on the basis of one post-consolidation combined company share for every four combined company shares outstanding immediately prior to the share consolidation.
- Post rebranding and post consolidation, the combined company is expected to benefit from an enhanced market profile and to have greater access to the capital markets.

Pro Forma Capitalization

	Linear	Apollo	Pro Forma at Closing	Pro Forma Post-Consolidation[1]
Share Price as at April 28, 2010 (C$)	$1.84	$0.34	$0.34	$1.36
Basic Shares Outstanding (millions)	44	273[2]	515	129
Fully Diluted Shares Outstanding (millions)[3]	48	358	621	155
Fully Diluted Market Capitalization (C$ million)	$88	$121	$211	$211
Cash (US$ millions)[4]	$40	$7	$27	$27
Debt (US$ millions)[4,5]	-	$74	$46	$46

(1) *Assumes a 4.0 to 1.0 share consolidation is completed contemporaneous with closing.*

(2) *Apollo basic shares outstanding does not include the 62.5 million shares issued to Linear via the private placement as these shares will be cancelled upon closing of the Merger*

(3) *Includes only in-the-money options and warrants.*

(4) *Apollo and Linear balances as of December 31, 2009 balance sheet. Apollo restricted cash of US$7 million comprised of US$5 million remaining from Canadian flow-through share financing completed in 2009 and US$2 million in other cash.*

(5) *Pro forma debt is estimated at US$46 million, after payments on the Apollo project debt of US$10 million in March, US$8.2 million in April from the collapse of the foreign currency hedges and payment of an additional US$10 million upon closing of the Merger. Project debt is expected to be reduced to US$27 million by December 31, 2010.*

April 30, 2010

Terms of the Transaction

Consideration Offered	• Linear shareholders receive 5.474 Apollo shares for each Linear share (1.369 post-consolidation combined company shares) • C$2.30 implied price representing a 20% premium to Linear based on each company's 20-day volume weighted average price prior to announcement
Private Placement Financing	• Linear completed a C$25 million private placement of Apollo shares on March 18, 2010; Linear's 62.5 million Apollo shares will be cancelled upon closing of the merger
Pro Forma Ownership	• Apollo 52.2% / Linear 47.8% based on common shares issued & outstanding as at March 8, 2010
Transaction Structure	• Share exchange by court approved plan of arrangement
Company Name	• Merged company will launch a new name and corporate identity
Conditions to Closing	• Approval of Apollo and Linear shareholders (June 24, 2010 for respective Special Meeting) • Regulatory and court approvals • Other customary conditions
Other Items	• Transaction is unanimously approved by both boards, managements and project lenders • Management, directors, and lenders have entered into support agreements, which represent approximately 1.4% of Apollo shares outstanding and 7.8% of Linear shares outstanding • Reciprocal break fees of C$4 million payable in specified circumstances • Linear options & warrants to be converted into Apollo options & warrants at the exchange ratio • Project lenders have agreed to a standstill on certain events of default until September 30, 2010

Pro Forma Reserves and Resources

	Proven & Probable Reserves			Measured & Indicated Resources[1,2]		Inferred Resources[1,2]	
Property	**Tonnes**	**Au Grade (g/t)**	**Gold (oz)**	**Tonnes**	**Au Grade (g/t)[2,3]**	**Tonnes**	**Au Grade (g/t)[2,3]**
Black Fox[4]	6,460,000	6.4	1,330,000	465,000	6.4	3,510,000	6.6
Goldfields – Box	14,908,000	1.4	685,900	1,993,000	1.4	3,710,000	0.9
Goldfields – Athona	10,483,000	1.0	344,500	-	-	2,198,000	0.7
Ixhuatán[5]	-	-	-	9,370,000	3.0	7,130,000	1.7
Total	**31,851,000**	**2.3**	**2,360,400**	**11,828,000**	**2.6**	**16,548,000**	**2.4**

(1) *Measured and Indicated Resources are exclusive of Reserves.*
(2) *Please refer to the Cautionary Statement on page 4 for additional information regarding mineral resources.*
(3) *Gold equivalency based on US$825/oz of gold, US$12.75/oz of silver.*
(4) *Reserves have since been reduced by mining of 632,000 ore tonnes, including 425,000 tonnes at a head grade of 3.73 g/t for production of 47,430 oz Au from Black Fox Mill, with further 5,531 oz Au produced from toll processing in 2009. Total production was 52,961 oz Au in 2009.*
(5) *Ixhuatán resources are based on a gold grade cutoff of 1 g/t.*

Pro Forma Estimated Production Profile


oz Au Produced
200,000
100,000
0

	2010	2011	2012	2013	2014
Total	100,000	115,000	120,000	187,000	193,000
Linear	0	0	0	67,000	73,000
Apollo	100,000	115,000	120,000	120,000	120,000

Combined Company Project Locations


Goldfields: Box & Athona Projects
Uranium City, Saskatchewan
Black Fox Mine; Pike River & Grey Fox Projects
Timmins District
Matheson, Ontario
Linear Gold
Corporate Headquarters
Halifax, Nova Scotia
Apollo Gold
Corporate Headquarters
Denver, Colorado
Technical Office
Toronto, Ontario
Huizopa Project
Chihuahua, Mexico
Amplacion Pueblo Viejo, Loma El Mate, & Loma Hueca Projects
Dominican Republic
Ixhuatán Project
Chiapas, Mexico
Apollo Gold
Linear Gold

Valuation Upside Potential

- The combined entity is currently valued at less than comparable companies on both a resource and price to net asset value basis.


Total Enterprise Value / Total Resources[1] (US$/resource oz)
$937
$590
$267
$220
$192
$176
$150
$94
$86
$73
$45
$16
Lake Shore
Wesdome
Aurizon
Timmins Gold
Claude
Minefinders
Kirkland Lake
Capital Gold
St Andrew Goldfields
Apollo
Combined Entity
Linear


Share Price / Net Asset Value per Share[1]
Peer Average 1.01x
1.65x
1.16x
1.10x
1.01x
0.82x
0.81x
0.54x
0.51x
0.51x
Wesdome
Aurizon
Lake Shore
Capital Gold
Minefinders
Kirkland Lake
Apollo
Timmins Gold
Linear

(1) *Based on analyst consensus estimates. Total Enterprise Value is defined as market capitalization plus debt, minority interest and preferred shares, minus total cash and cash equivalents. Prices as at April 28, 2010. Linear's and Combined Entity's Total Resources exclude Linear's Ixhuatán Project resource. Peer average excludes Linear and Apollo.*

LINEAR GOLD CORP

ApolloGold

Forward-looking Statements

Certain statements in this document relating to the proposed Merger are "forward-looking statements" within the meaning of securities legislation. Forward-looking statements include, without limitation, statements with respect to the completion of the proposed merger, future development, future production, advancement towards feasibility, estimated start-up of Linear's Box Project, future repayments or levels of indebtedness, future strategic growth opportunities, future employee hirings, future cash flows, cash costs, strip ratios, grade, mill capacities, recovery costs, mine life, the estimation of commodity prices, the estimation of mineral reserves and resources, the realization of mineral reserve and resource estimates, costs of exploration activities, the success of exploration activities, permitting time lines, costs of production and future valuations of the combined company. The companies do not intend, and do not assume any obligation, to update these forward-looking statements. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived. The companies make no representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading "Risk Factors", "Risks and Uncertainties" and elsewhere in Apollo and Linear documents filed from time to time with the Toronto Stock Exchange, SEDAR and other regulatory authorities, and Apollo documents filed with the NYSE Amex and the SEC.

Apollo and Linear have each provided information with respect to their own affairs and as such, neither Apollo nor Linear assumes responsibility for the accuracy or completeness of the other company's information.

Additional Information Regarding Black Fox's Mineral Reserves; Qualified Person

Source: SRK Consulting (US), Inc., independent NI 43-101 Technical Report - Apollo Gold Corporation Black Fox Project Timmins, Ontario, Canada (April 14, 2008). Reserves are based upon US$650/oz Au gold price. Open Pit reserves are based upon 0.9g/t Cut off grade. Underground reserves based on 3.0g/t Cut off Grade. Reserves assume 95% mining recovery, 17% planned dilution and 5% unplanned dilution both at 0 g/t grade.

The Qualified Person for Apollo's technical information contained here is Apollo's Sr. Vice President of Exploration Richard F. Nanna.

Cautionary Note to US investors Concerning Estimates of Mineral Resources

This document uses the term mineral "resources". We advise US investors that while the term is recognized and required by Canadian regulations, the US Securities and Exchange Commission does not recognize it. US investors are cautioned not to assume that any part or all of the mineral deposits in such categories will ever be converted into mineral reserves.

Additional Information and Where to Find It

In connection with Apollo's and Linear's solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed plan of arrangement, Apollo will file a proxy statement with the SEC and with regulatory authorities in Canada and Linear will file an information circular with regulatory authorities in Canada. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/INFORMATION CIRCULAR WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free-of-charge copy of Apollo's proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC's website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable. Shareholders will be able to obtain a free-of-charge copy of Linear's information circular (when available) and other relevant documents filed with regulatory authorities in Canada on SEDAR at http://www.sedar.com. Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo's website, www.apollogold.com. Shareholders of Linear will also be able to obtain a free-of-charge copy of the information circular and other relevant documents (when available) by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear's website, www.lineargoldcorp.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the persons who may be considered "participants" in the solicitation is set forth in Apollo's proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available. Copies of these documents can be obtained, without charge, at the SEC's internet website at www.sec.gov or by directing a request to Apollo at the address above.

Proxy Solicitor *– Laurel Hill Advisory Group is acting as proxy solicitor for both Apollo and Linear*

Apollo shareholders may call the Proxy Solicitor at 1-888-987-3940 or collect at 416-637-4661.

Linear shareholders may call the Proxy Solicitor at 1-888-987-3949 or collect at 416-637-4661.

Linear Gold Corp.

2000 Barrington Street, Suite 501
Halifax, Nova Scotia B3J 3K1
Canada
Phone: (902) 422-1421
Toll free: 1-866-785-0456
Email: info@lineargoldcorp.com

www.lineargoldcorp.com

Apollo Gold Corporation

5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado 80111-3220.
USA
Phone: (720) 886-9656
Toll free: 1-877-465-3484
Email: ir@apollogold.com

www.apollogold.com